Exhibit 99.1

DarkPulse, Inc. Announces Successful Customer Delivery of

Multi-Rotor Drone Offering More than 60 Minute Flight Times

NEW YORK, New York –October 26, 2021 – Dark Pulse, Inc. (OTC Markets: DPLS) (“DarkPulse” and the “Company”), a technology company focused on the manufacture, sale, installation, and monitoring of laser sensing systems based on its patented BOTDA dark-pulse sensor technology (the “DarkPulse Technology”) which provides a data stream of critical metrics for assessing the health and security of infrastructure, today announced its subsidiary, TerraData Unmanned, has successfully delivered a custom, all electric, NDAA compliant drone platform configuration to a customer that offers more than 60 minute flight times with 1.5kg of payload – an industry first.

DarkPulse subsidiary, TerraData Unmanned, has successfully delivered a custom drone platform per a customer’s specifications which exceeds current industry offering by more than 30 minutes considering the usable payload weight. The TerraData team, led by Justin Dee, has built a Quad Copter drone with 1.5KG payload capabilities at more than 60 minutes of continuous flight. This cutting-edge design is a combination of proprietary software and hardware. The custom platform offers NDAA compliant autopilot, communications links, TSO Certified GPS unit and ground control station. Future designs include integrating RTK for mapping, methane detectors, and true terrain following capabilities. There are also improvements scheduled that are intended to further extend the endurance and provide over 4KG of payload capacity, not including batteries.

DarkPulse is leveraging uncommon technology both developed and vetted by TerraData including innovative battery chemistry, cutting edge propeller design, extremely efficient speed controllers, and combinations of titanium and carbon fiber in the airframe to achieve 60 minute or more flight capabilities. The technology utilized for this design also allows for flight batteries to charge in one half the amount of time needed for traditional lithium polymer batteries.  This feature, along with the long endurance capability, allows for more efficient workflows compared to operations conducted with current multirotor offerings.

“Designing and delivering cutting edge drone technology to our customer is a giant leap forward for the commercial drone industry and DarkPulse’s market strategy with respect to “eye in the sky” drone platform capabilities”, said DarkPulse CEO, Dennis O’Leary. “This successful deployment aligns with the Company’s acquisition of TJM Electronics West for the manufacturing our proprietary PDBs (power distribution boards), and ESCs (electronic speed controllers) and the assembly and distribution of the drones themselves.”

About TerraData Unmanned PLLC

TerraData Unmanned provides unmanned aircraft system (UAS) and remotely operated vehicle (ROV) services and consulting to both commercial and government clients.  Using largely proprietary UAS, TerraData provides photogrammetry and modeling services to the mining and construction industries in the form of 3D modeling and mapping, volumetric analysis of stockpiles, and erosion calculations for mine ponds.  With use of ROVs, they also support engineering firms and water management districts with the inspection of subsurface structures such as submerged RCP/CMP culverts and the same techniques and hardware are applied to piers, bridges, and alike.  They also provide consulting services in the form of aircraft development and testing, UAS assessment and acquisition, and UAS program development and integration.  TerraData’s personnel are not only Part 107 Certified but have operated UAS on 5 continents, 10 countries, and more than 10 states during their careers to date.  With over 30 years of combined experience in the UAS industry, the TerraData team is often sought out to work with and solve complex problems for commercial, military, and government clients around the world.

For more information, visit www.TerraDataUnmanned.com

About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

1

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

DarkPulse Solutions, Inc.

media@DarkPulse.com

2